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                                                                    EXHIBIT 11.1

                            INFINIUM SOFTWARE, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                      YEAR ENDED SEPTEMBER 30,
                                                                     --------------------------
                                                                      1995     1996      1997
                                                                     ------   -------   -------
Net income.........................................................  $3,684   $ 5,590   $   357
Net interest income pursuant to APB 15, paragraph 38(b)............      88        --        --
                                                                     ------   -------   -------
Net income attributable to common shares...........................  $3,772   $ 5,590   $   357
                                                                     ======   =======   =======
Weighted average common and common equivalent shares outstanding:
  a. Shares attributable to common stock outstanding...............   8,251    10,070    11,531
  b. Shares attributable to common stock options and warrants
     pursuant to APB 15, paragraph 38(a)...........................     820     1,299       704
  c. Shares attributable to common stock options pursuant to SAB
     83............................................................     330        --        --
                                                                     ------   -------   -------
Weighted average common and common equivalent shares outstanding...   9,401    11,369    12,235
                                                                     ======   =======   =======
Net income per share...............................................  $ 0.40   $  0.49   $  0.03
                                                                     ======   =======   =======
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